PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 17, 2001)
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                                  $800,000,000
                                     UBS AG

                        VARIABLE RATE CREDIT LINKED NOTES
             (LINKED TO THE CREDIT OF A DESIGNATED REFERENCE ENTITY)

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UBS AG may from time to time offer to sell its Variable Rate Credit Linked Notes
(linked to the credit of a Reference Entity to be specified). The total amount of the notes will have an aggregate initial offering price of up to $800,000,000, although this amount may be reduced as a result of the sale of other securities of UBS AG under the attached prospectus. The specific terms of any particular issue of notes will be described in a pricing supplement to this prospectus supplement, in the form set out in Exhibit 1 to this prospectus supplement. Except as described in the applicable pricing supplement, all notes will have the terms described beginning on page S-6, including the following:



o    Linked to the credit of the        o    If a credit event occurs with
     Reference Entity specified in           respect to the Reference
     the applicable pricing                  Entity prior to the stated
     supplement                              maturity date and UBS AG
                                             elects to redeem the notes,
o    Stated maturity as specified            interest will cease to accrue
     in the applicable pricing               from and including the credit
     supplement                              event determination date and
                                             the notes will be redeemed for
o    Variable interest rate based            an early redemption amount
     on LIBOR, reset on the dates            based on the bid price of debt
     specified in the applicable             obligations of the Reference
     pricing supplement                      Entity selected by the
                                             calculation agent
o    Denominated in United States
     dollars                            o    YOU MAY LOSE ALL OR SOME OF
                                             YOUR INVESTMENT IF A CREDIT
o    May be redeemed if a credit             EVENT OCCURS WITH RESPECT TO
     event, as described in this             THE REFERENCE ENTITY BECAUSE
     prospectus supplement, occurs           THE EARLY REDEMPTION AMOUNT
                                             MAY BE SUBSTANTIALLY LESS THAN
o    If no credit event occurs with          THE PRINCIPAL AMOUNT OF THE
     respect to the Reference                NOTES AND, IN SOME CASES, MAY
     Entity prior to the stated              BE ZERO
     maturity date, the notes will
     pay at maturity an amount of       o    Calculation agent: UBS AG,
     cash equal to the principal             London Branch
     amount of the notes, together
     with any accrued but unpaid
     interest

SEE "RISK FACTORS" BEGINNING ON PAGE S-2 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

All the notes will be sold at 100% of their face amount. UBS AG will not pay any compensation to UBS Warburg LLC for underwriting the notes, and as a result UBS AG will receive 100% of the proceeds of the notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may use this prospectus supplement, the attached prospectus and the applicable pricing supplement in the initial sale of any note. In addition, UBS AG, UBS Warburg LLC or any other affiliate of UBS AG may use this prospectus supplement, the attached prospectus and the applicable pricing supplement in a market-making transaction for any note after its initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and attached prospectus are being used in a market-making transaction.

                                   UBS WARBURG

           The date of this prospectus supplement is October 14, 2002.

TABLE OF CONTENTS
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PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.....S-1      Reference Entity may
                                           adversely affect the value
Risk Factors......................S-2      of the
                                           notes..........................S-4
   You may lose some or all of
   your principal and interest....S-2      UBS AG's business activities
                                           may create conflicts of
   In calculating the early                interest between you and
   redemption amount, the                  us.............................S-4
   calculation agent has sole
   discretion to select the                There will be potential
   debt obligations used to                conflicts of interest
   calculate the redemption                between you and the
   amount and will pick the                calculation
   debt obligations that are               agent..........................S-4
   most advantageous to UBS AG....S-2
                                           UBS AG and its affiliates
   The calculation agent will              will have no affiliation
   have sole discretion to                 with the Reference Entity,
   determine that a credit                 and will not be responsible
   event has occurred.............S-2      for the Reference Entity's
                                           public disclosure of
   If a credit event occurs,               information, whether
   UBS AG will have sole                   contained in SEC filings or
   discretion to determine                 otherwise......................S-5
   whether to redeem the notes
   early and, if it so elects,             We can postpone the maturity
   when the redemption will                date if a credit event
   occur..........................S-3      occurs.........................S-5

   Certain credit events such              You will have no rights in
   as a restructuring event (as            the debt obligations of the
   described under "Description            Reference
   of the Notes - Credit                   Entity.........................S-5
   Events") may make an
   investment in the notes              Description of the Notes..........S-6
   riskier than a direct
   investment in the senior             Use of Proceeds and Hedging.......S-14
   unsecured obligations of the
   Reference Entity...............S-3   The Reference Entity..............S-15

   You may not have an active           Capitalization of UBS.............S-17
   trading market in the
   notes--Sales in the                  Supplemental Tax Considerations...S-18
   secondary market may result
   in significant losses..........S-3   ERISA Considerations..............S-20

   Trading and other                    Supplemental Plan of Distribution.S-21
   transactions by UBS AG or
   its affiliates in the                Exhibit 1.........................E-1
   securities of the

PROSPECTUS

Prospectus Summary................3     Considerations Relating to
                                           Indexed Notes..................51
Cautionary Note Regarding
   Forward-Looking Information....7     Considerations Relating to
                                           Notes Denominated or Payable
Where You Can Find More                    In or Linked to a Non-U.S.
   Information....................8        Dollar Currency................54

Incorporation of Information            U.S. Tax Considerations...........57
   About UBS....................  8     Tax Considerations Under the
                                           Laws of Switzerland............68
Presentation of Financial
   Information....................9     ERISA Considerations..............69

Limitations on Enforcement              Plan of Distribution..............70
   of U.S. Laws Against UBS AG,
   Its Management and Others......10    Validity of the Notes.............72

Capitalization of UBS.............10    Experts...........................72

UBS ..............................11

Use of Proceeds...................13

Description of Notes We May Offer.14

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of the terms of the notes, as well as considerations relating to purchasing a note. The specific terms of any offering of the notes will be described in the applicable pricing supplement to this prospectus supplement. All of the information provided in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in the applicable pricing supplement, this prospectus supplement and the attached prospectus.

SUMMARY OF TERMS

The notes will be credit linked notes issued by UBS AG. The notes will be floating rate notes, as that term is defined in the attached prospectus, will have the stated maturity specified in the pricing supplement and will bear interest at a rate based on LIBOR, reset on the dates specified in the applicable pricing supplement, plus or minus the spread specified in the applicable pricing supplement. UBS AG's obligation to repay the principal amount of the notes at maturity will be linked to the credit of the Reference Entity specified in the applicable pricing supplement. If a credit event, as described below, occurs with respect to the Reference Entity and UBS AG elects to redeem the notes as a result, interest will cease to accrue on the notes and UBS AG's obligation to repay the notes may be reduced and, potentially, eliminated.

WHO SHOULD AND SHOULD NOT CONSIDER PURCHASING THE NOTES?

Investors who are willing to accept the risk of owning debt securities in general and the debt obligations of the Reference Entity in particular, may wish to consider purchasing the notes. These are investors who anticipate that a credit event with regard to the Reference Entity will not occur during the term of the notes.

Investors who are unwilling to accept the credit risk of the Reference Entity or who seek the lower risk (and accept the lower returns) of traditional, fixed-income instruments should not purchase the notes.

SELECTED PURCHASE CONSIDERATIONS

DIVERSIFICATION. The notes may help to broaden an existing portfolio mix of stocks, bonds, mutual funds and cash.

U.S. SETTLEMENT. The notes will be traded and settled in the U.S. market through The Depository Trust Company.

SELECTED RISK CONSIDERATIONS

An investment in the notes involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this prospectus supplement, beginning on page S-2.

CREDIT RISK. The notes will be fully exposed to the credit of the Reference Entity, as well as that of UBS AG, and will not provide protection of principal or a guarantee of interest.

LIQUIDITY. There may be little or no secondary market for the notes. While UBS Warburg LLC and other affiliates of UBS AG intend to make a market in the notes, they are not required to do so. If an investor needs to liquidate notes prior to maturity, he or she may have to sell the notes at a substantial discount from their principal amount. Investors should be willing to hold the notes until maturity.

THE REFERENCE ENTITY

The notes will not be issued, sponsored, endorsed, sold or promoted by the Reference Entity. The notes will not be passed on by the Reference Entity as to their legality or suitability. The Reference Entity will make no warranties and bear no liability with respect to the notes.

RISK FACTORS

The notes will not be secured debt and will be riskier than ordinary unsecured debt securities of UBS AG. The repayment of principal on the notes will be linked to the credit of a Reference Entity and you may lose some or all of the amount you invest in the notes. Investing in the notes will NOT be equivalent to investing directly in the debt obligations of the Reference Entity. This section describes the most significant risks relating to the notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THE APPLICABLE PRICING SUPPLEMENT, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AND INTEREST

If the calculation agent determines that a credit event has occurred with respect to the Reference Entity on a date that is before the stated maturity date of the notes, UBS AG may elect to redeem the notes at an early redemption amount based on the price of selected publicly traded senior debt obligations of the Reference Entity. This early redemption amount may be substantially less than the principal amount of the notes and, in some cases, may be zero. In addition, interest will cease to accrue from and including the credit event determination date and for any remaining interest periods. There is no "principal protection," "guaranteed interest" or limit on the amount of the reduction that may be made to the principal amount of the notes. Accordingly, you will be exposed to the credit of the Reference Entity, as well as the credit of UBS AG, to the full extent of your investment in the notes. YOU CAN LOSE SOME OR ALL OF THE AMOUNT THAT YOU INVEST IN THE NOTES.

IN CALCULATING THE EARLY REDEMPTION AMOUNT, THE CALCULATION AGENT HAS SOLE DISCRETION TO SELECT THE DEBT OBLIGATIONS USED TO CALCULATE THE EARLY REDEMPTION AMOUNT AND WILL PICK THE DEBT OBLIGATIONS THAT THE CALCULATION AGENT DETERMINES TO BE MOST ADVANTAGEOUS TO UBS AG

If a credit event occurs with respect to the Reference Entity and UBS AG elects to redeem the notes early, the calculation agent will have sole discretion to select for valuation one or more publicly traded senior debt obligations of the Reference Entity having an aggregate face amount equal to the principal amount of all of the notes (or the equivalent in another currency). In doing so, the calculation agent will select the debt obligations for valuation that the calculation agent determines to be most advantageous to UBS AG, which may result in a lower early redemption amount for you. The selection of a particular valuation obligation may cause the early redemption amount to be substantially less than the amount that might have been payable if the calculation agent had selected a different obligation of the Reference Entity for valuation.

THE CALCULATION AGENT WILL HAVE SOLE DISCRETION TO DETERMINE THAT A CREDIT EVENT HAS OCCURRED

The calculation agent will have sole discretion to determine whether and when a credit event has occurred with respect to the Reference Entity. Holders will receive a notice describing the credit event in reasonable detail if we elect to redeem the notes. A holder may disagree with the calculation agent's determination that a credit event has occurred with respect to the Reference Entity, but will nevertheless be bound by that determination under the terms of the notes.

IF A CREDIT EVENT OCCURS, UBS AG WILL HAVE SOLE DISCRETION TO DETERMINE WHETHER TO REDEEM THE NOTES EARLY AND, IF IT SO ELECTS, WHEN THE REDEMPTION WILL OCCUR

If the calculation agent notifies UBS AG that a credit event has occurred, UBS AG will have sole discretion to determine whether to redeem the notes early and, if it elects to do so, when it will make that election. We will not give you notice that a credit event has occurred unless and until we elect to redeem the notes. In the period between the occurrence of the credit event and our election to redeem the notes early, if any, we or our affiliates may trade in, or engage in other transactions with respect to, the securities of the Reference Entity. That trading or other activity may adversely affect the value of the notes (see "Trading and other transactions by UBS AG or its affiliates in the securities of the Reference Entity may adversely affect the value of the notes" below).

CERTAIN CREDIT EVENTS SUCH AS A RESTRUCTURING EVENT (AS DESCRIBED UNDER "DESCRIPTION OF THE NOTES - CREDIT EVENTS") MAY MAKE AN INVESTMENT IN THE NOTES RISKIER THAN A DIRECT INVESTMENT IN THE SENIOR UNSECURED OBLIGATIONS OF THE REFERENCE ENTITY

A holder of the notes will not have rights equivalent to those of a holder of senior unsecured obligations of the Reference Entity. For example, if a restructuring occurs with respect to the Reference Entity, a holder of the notes, unlike a holder of the Reference Entity's senior unsecured obligations, may have their notes redeemed early and the early redemption amount may reflect the market price of senior unsecured obligations of the Reference Entity, not the amounts due under those obligations. Also, a holder of the notes, unlike a holder of the Reference Entity's senior unsecured obligations, will have no right to challenge or participate in any element of the restructuring. Consequently, an investment in the notes may be riskier than an investment in senior unsecured obligations of the Reference Entity.

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your notes until maturity. There may be little or no secondary market for the notes. It is not possible to predict whether a secondary market will develop for the notes. UBS Warburg LLC and other affiliates of UBS AG currently intend to make a market for the notes but they are NOT required to do so. UBS Warburg LLC or any other affiliate of UBS AG may stop making a market in the notes at any time.

Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. If you need to sell your notes prior to maturity, you may have to do so at a substantial discount from the initial price, and as a result you may suffer substantial losses.

The value of the notes may move up or down between the date you purchase them and the date of maturity. Therefore, you may sustain a significant loss if you sell the notes in the secondary market during that time. Several factors, most of which are beyond our control, will influence the value of the notes. Factors that may influence the value of the notes include:

     o    the creditworthiness of the Reference Entity

     o economic, financial, political and regulatory or judicial events that affect financial markets generally

     o    interest rates in the market

     o    the time remaining to the maturity of the notes

     o    whether a credit event has occurred

     o    the creditworthiness of UBS AG.

TRADING AND OTHER TRANSACTIONS BY UBS AG OR ITS AFFILIATES IN THE SECURITIES OF THE REFERENCE ENTITY MAY ADVERSELY AFFECT THE VALUE OF THE NOTES

As described below under "Use of Proceeds and Hedging," we or our affiliates may hedge our obligations under the notes by entering into credit default swaps with respect to the Reference Entity, purchasing securities of the Reference Entity or options on the Reference Entity's securities or executing other derivative instruments with returns linked to or related to changes in the value of those securities. We may adjust these hedges by, among other things, executing or terminating credit default swaps, or purchasing or selling debt securities, options or other derivative instruments, at any time and from time to time. Any of these hedging activities may adversely affect the price of the Reference Entity's outstanding debt obligations and, as a result, the value of the notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

We or our affiliates may also engage in trading in the Reference Entity's debt securities and other investments relating to the Reference Entity's debt securities on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under our management or to facilitate transactions for customers. Any of these activities could adversely affect the price of the Reference Entity's outstanding debt obligations and, as a result, the value of the notes and the amount, if any, payable on any early redemption of the notes. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Reference Entity's debt securities. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the notes.

UBS AG'S BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We and our affiliates may, now or in the future, engage in business with the Reference Entity, its affiliates and its competitors, including making loans to or equity investments in the Reference Entity, its affiliates and its competitors or providing them with investment banking, asset management or other advisory services, including merger and acquisition or bankruptcy-related advisory services. These activities may present a conflict between our or our affiliates' obligations and your interests as a holder of the notes. Moreover, we or our affiliates may have published, and may in the future publish, research reports on the Reference Entity, its affiliates or its competitors. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the price of the Reference Entity's debt obligations and, therefore, the value of the notes and the amount, if any, payable on any early redemption of the notes.

THERE WILL BE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our London Branch will serve as the calculation agent under the notes. We will, among other things, determine the amount, if any, paid out to you on the notes if they are redeemed early due to a credit event. For a fuller description of the calculation agent's role, see "Role of Calculation Agent" on page S-13. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a credit event with respect to the Reference Entity has occurred. Since these determinations by the calculation agent may affect the amount we will be required to repay to you, we may have a conflict of interest as we make them.

UBS AG AND ITS AFFILIATES WILL HAVE NO AFFILIATION WITH THE REFERENCE ENTITY AT THE TIME THE NOTES ARE ISSUED, DO NOT EXPECT TO BE SO AFFILIATED IN THE FUTURE, AND ACCORDINGLY WILL NOT BE RESPONSIBLE FOR THE REFERENCE ENTITY'S PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE

We and our affiliates will not be affiliated with the Reference Entity at the time the notes are issued and we do not expect to be so affiliated in the future. Accordingly, we will have no ability to control or predict the Reference Entity's actions. We will also have no ability to control the public disclosure of corporate actions or any other events or circumstances affecting the Reference Entity. THE REFERENCE ENTITY WILL NOT BE INVOLVED IN THE OFFER OF THE NOTES IN ANY WAY AND WILL HAVE NO OBLIGATION TO CONSIDER YOUR INTEREST AS A HOLDER OF THE NOTES IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR NOTES. THE REFERENCE ENTITY MAY TAKE ACTIONS THAT WILL ADVERSELY AFFECT THE VALUE OF YOUR NOTES. None of the money you pay for the notes will go to the Reference Entity.

Neither this prospectus supplement nor the applicable pricing supplement is intended to and neither will provide detailed information with respect to the Reference Entity, or to any financial or other risks relating to the business or operations of the Reference Entity in general, or to the debt obligations of the Reference Entity in particular.

The information about the Reference Entity contained in the applicable pricing supplement will be obtained from the Reference Entity's publicly available filings. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Reference Entity contained in the applicable pricing supplement or in any of the Reference Entity's publicly available filings. YOU, AS AN INVESTOR IN THE NOTES, SHOULD MAKE YOUR OWN INVESTIGATION INTO THE REFERENCE ENTITY.

WE CAN POSTPONE THE MATURITY DATE IF A CREDIT EVENT OCCURS

If the calculation agent determines that a credit event has occurred prior to the stated maturity date and we elect to redeem the notes as a result, the stated maturity date will be postponed by the number of days necessary for the calculation agent to calculate and pay the early redemption amount. However, in no event will the final maturity date be postponed more than 59 calendar days following the originally scheduled stated maturity date. See "Postponement of Maturity" on page S-12.

YOU WILL HAVE NO RIGHTS IN THE DEBT OBLIGATIONS OF THE REFERENCE ENTITY

As an owner of notes, you will not have special voting rights or rights to receive distributions or any other rights that holders of debt obligations of the Reference Entity may have. Moreover, your notes will be paid in cash, and you will have no right to receive delivery of any debt obligation of the Reference Entity.

DESCRIPTION OF THE NOTES

Please note that, in this section, references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries. Also, references in this section to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled "Legal Ownership of Notes" in the attached prospectus.

The notes will be part of a series of debt securities entitled "Medium-Term Notes, Series A" that we may issue under the indenture from time to time. The indenture is described in "Description of Notes We May Offer" in the attached prospectus. This prospectus supplement describes the general features of the notes. The specific financial and other terms that apply to a particular issue of the notes, including the identity of the particular Reference Entity, will be set out in the applicable pricing supplement. Terms that apply generally to all Series A medium-term notes are described in "Description of Notes We May Offer" in the attached prospectus. The terms described here supplement those described in the attached prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The terms described in the applicable pricing supplement also supplement those described here and in the attached prospectus and, if the terms described in the applicable pricing supplement are inconsistent with those described here or in the attached prospectus, the terms described in the applicable pricing supplement are controlling.

Please note that the information about the trade date and settlement date in the applicable pricing supplement, and the information about the price to public and net proceeds to UBS on the front cover of this prospectus supplement, relate only to the initial sale of the notes. If you have purchased notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale. We may in the future issue additional notes having terms identical to the notes offered by this prospectus supplement and the applicable pricing supplement.

We describe the terms of the notes in more detail below.

MATURITY DATE

The stated maturity date of the notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the stated maturity date will be the next following business day. The calculation agent may postpone the maturity date of the notes if a credit event occurs prior to stated maturity date. See "Postponement of Maturity" on page S-12.

PAYMENT AT MATURITY

Payment at maturity for the notes is different from ordinary debt securities because the notes do not provide a guaranteed return of the original principal invested. On the maturity date, we will pay to the holders cash in an amount equal to the principal amount of the notes, together with any accrued but unpaid interest, so long as no credit event has occurred prior to the stated maturity date with respect to the Reference Entity. For more information about credit events and the related early redemption of the notes, see "Credit Events" on page S-7.

INTEREST

The notes will bear interest from the settlement date, and will be floating rate notes bearing interest based on LIBOR as described in the attached prospectus. The applicable pricing supplement will specify any spread, any maximum or minimum rates, the interest reset dates, the interest determination dates, the interest calculation dates, the interest payment dates and the initial interest rate.

If the calculation agent determines that a credit event has occurred with respect to the Reference Entity on a date prior to the stated maturity date and UBS elects to redeem the notes as a result, interest will cease to accrue from and including the credit event determination date. For more information on the credit event determination date, see "Credit Events" below.

CREDIT EVENTS

By credit event, we mean that one or more of the following credit-related events has occurred with respect to the Reference Entity on any day on or after the original issue date of the notes and to and including the day before the stated maturity date:

     o    The Reference Entity:

          o is dissolved (other than pursuant to a consolidation, amalgamation or merger)

          o becomes insolvent or is unable to pay its debts or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due

          o makes a general assignment, arrangement or composition with or for the benefit of its creditors

          o institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition either (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof

          o has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger)

          o seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets

          o has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter, or

          o causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified above;

     o After the expiration of any applicable grace period (after the satisfaction of any conditions precedent to the commencement of such grace period), the Reference Entity fails to make, when and where due, required payments of at least $1 million (or an equivalent amount in another currency) on one or more of its debt obligations, whether in the aggregate or individually; or

     o With respect to one or more debt obligations of the Reference Entity and in relation to an aggregate amount of at least $10 million (or an equivalent amount in another currency) any one of the following events occur, is agreed between the Reference Entity or a government authority or a private entity charged with regulation of financial markets, and the holders of such debt obligations or is announced (or otherwise decreed) by the Reference Entity:

          o a reduction in the rate or amount of interest payable or the amount of scheduled interest accruals

          o a reduction in the amount of principal or premium payable at maturity or at scheduled redemption dates

          o a postponement or other deferral of a date or dates for either the payment or accrual of interest or the payment of principal or premium

          o a change in the ranking in priority of payment of the debt obligation, causing the subordination of such debt obligation, or

          o any change in the currency or composition of any payment of interest or principal to any currency that is not the legal tender of any Group of 7 country or the legal tender of any country which, as of the date of such change, is a member of the Organization for Economic Cooperation and Development and has a local currency long-term debt rating of either AAA or higher assigned to it by Standard & Poor's Corporation, Aaa or higher assigned to it by Moody's Investor Services, or AAA or higher assigned to it by Fitch IBCA, Duff & Phelps, or, in each case, any successor to the rating business thereof.

          Each of these events is a "restructuring event." Such a change will be a credit event only if it is not (i) provided for under the terms of the debt obligation as in effect as of the later of the date of the applicable pricing supplement or the date as of which such obligation is issued or incurred, (ii) due to an administrative adjustment, accounting adjustment or tax adjustment or other technical adjustment occurring in the ordinary course of business. Furthermore, the change must result directly or indirectly from a deterioration in the creditworthiness or financial condition of the Reference Entity.

Debt obligations, for purposes of these provisions, are obligations in respect of borrowed money, including obligations in the form of a bond, note, certificated debt security or other debt security, obligations documented by a term loan agreement, revolving loan agreement or other similar credit agreement, and obligations such as deposits and reimbursement obligations arising from drawings pursuant to letters of credit. Debt obligations may be either debt obligations of the

Reference Entity itself or debt obligations of another entity that are guaranteed by the Reference Entity.

A credit event may occur in circumstances where the authority or capacity of the Reference Entity to have become obligated with respect to a debt obligation is unclear or there is some doubt as to the validity or enforceability of a debt obligation of the Reference Entity, or may result from a decision of a court or a governmental authority or a private entity charged with regulation of financial markets, or may result from exchange controls or other capital restrictions. The calculation agent, in its sole discretion, is entitled to disregard these factors in determining whether a credit event has occurred with respect to the Reference Entity.

CREDIT EVENT NOTICE

If, in the opinion of the calculation agent, a credit event occurs before the stated maturity date, then UBS may elect to redeem all (but not only some) of the notes by paying the early redemption amount described under "Early Redemption Amount" below. If we elect to redeem the notes, we will deliver a credit event notice to the holders, specifying that a credit event has occurred, and that we intend to redeem the notes as a result of the credit event. The date on which that notice is delivered by UBS will be the credit event determination date. The credit event notice we send to the holders will describe the credit event in reasonable detail and cite publicly available information confirming the occurrence of the event. Interest will cease to accrue on the notes on the credit event determination date.

For purposes of the notice describing the credit event, by "publicly available information" we mean information that reasonably confirms any of the facts relevant to the determination that the credit event has occurred and that (i) has been published in or on not less than two internationally recognized published or electronically displayed news sources (for example, Bloomberg Service, Dow Jones Telerate Service, Reuter Monitor Money Rates Services, Dow Jones News Wire, Wall Street Journal, New York Times, Financial Times and Nihon Keizai Shinbun), except that, if we or any of our affiliates is cited as the sole source of the information, then the information will not be considered publicly available information unless we or our affiliate, as applicable, is acting in the capacity of a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a debt obligation of, or guaranteed by, the Reference Entity; (ii) is information received in writing from (A) the Reference Entity or (B) a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a debt obligation of, or guaranteed by, the Reference Entity;
(iii) is information contained in any petition or filing instituting a bankruptcy, insolvency, winding-up or liquidation proceeding against or by the Reference Entity; or (iv) is information contained in any order, decree or notice, however described, of or filed with a court, tribunal, regulatory authority or similar administrative or judicial body. If we are the sole source of information in our capacity as trustee, fiscal agent, administrative agent, clearing agent or paying agent for an obligation of the Reference Entity, and we are a holder of the obligations with respect to which a credit event has occurred, we will deliver a certificate signed by one of our managing directors, which will certify the occurrence of the credit event. The publicly available information need not state that the occurrence of a particular event with respect to the Reference Entity meets one or more of the elements of the credit events described above.

A holder of the notes will not have any right to determine whether or not a credit event has occurred with respect to the Reference Entity or, if a credit event has occurred, to require us to redeem the notes before the stated maturity date unless we elect to do so.

EARLY REDEMPTION AMOUNT

The calculation agent will determine the early redemption amount in the following manner:

At 11:00 a.m., New York time, on the thirtieth day after the credit event determination date (or on the first succeeding business day if such thirtieth day is not a business day), the calculation agent will ask at least three dealers in debt obligations of the Reference Entity to give their firm bid quotations for the purchase of selected debt obligations of the Reference Entity. The debt obligations selected by the calculation agent are referred to as valuation obligations, and they must:

     o be in the form of a bond, note, certificated debt security or other debt security or be obligations documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

     o rank at least equal in priority of payment with other senior unsecured obligations of the Reference Entity

     o be payable only in U.S. dollars, euro, Canadian dollars, Japanese yen or United Kingdom pounds sterling (or any successor currency to any such currency)

     o not be repayable in an amount determined by reference to any formula or subject to any contingency

     o bear interest at either a fixed or floating rate that is paid on a periodic basis and computed on a benchmark interest rate plus or minus a spread, if any

     o in the case of debt obligations in the form of a bond, note, certificated debt security or other debt security, be transferable to institutional investors without any contractual, statutory or regulatory restriction (other than resale restrictions such as pursuant to Rule 144A or Regulation S under the Securities Act of 1933, as amended)

     o in the case of debt obligations documented by a term loan agreement, revolving loan agreement or other similar credit agreement, be transferable or capable of being assigned or novated to one or more eligible transferees (for example, a bank, insurance company, mutual fund or a corporation) either with or without the consent of any party being required

     o have a remaining maturity from the credit event determination date of no greater than thirty years.

The calculation agent may select more than one debt obligation of the Reference Entity to use as valuation obligations so long as all the obligations satisfy these requirements. The calculation agent will select valuation obligations that it determines to be most advantageous to UBS. The aggregate face amount of all the selected debt obligations must equal the aggregate principal amount of the notes, and the calculation agent will determine, in its sole discretion, how to allocate the principal amount of the notes among the different valuation obligations selected. If these debt obligations are denominated in any currency other than U.S. dollars, then the U.S. dollar equivalent of the face amount of the debt obligations, as determined by the calculation agent, on the date the obligations are selected must equal the aggregate principal amount of the notes. The Calculation Agent will determine the U.S. dollar equivalent of the face amount of any debt obligations not denominated in U.S. dollars using the Federal Reserve Bank of New York 10:00 a.m. (New York time) mid-point foreign exchange rates as displayed on Reuters Page FEDSPOT on the date such obligations are selected, or, if the relevant rate is not available there, in another commercially reasonable manner.

Notwithstanding the requirements for valuation obligations listed above, the selected debt obligations may include one or more obligations that are convertible into, in whole or in part, equity securities of the Reference Entity, or exchangeable for, in whole or in part, equity securities of another entity, solely at the option of the holders of the obligation, or a trustee or similar agent acting for their benefit. Such obligations may only be selected, however, if the right to convert or exchange, or the right to require the Reference Entity to purchase or redeem such obligation, has not been exercised on or before the day on which bids are sought.

Notwithstanding the requirements for valuation obligations listed above, the selected debt obligations may also include one or more obligations (an "accreting obligation"), the terms of which provide for an amount payable on acceleration equal to the original issue price (whether or not equal to the face amount) plus an additional amount or amounts (on account of original issue discount or other interest accruals not payable on a periodic basis) that may accrete, whether or not payment of such additional amounts is subject to a contingency or determined by reference to a formula or index, or if periodic cash interest is also payable.

The early redemption amount will be equal to the principal amount of the notes, multiplied by the weighted average of the quotations received in respect of all of the valuation obligations (weighted by the face amount allocated to each of such valuation obligations), determined as described in this paragraph. If the calculation agent receives two or more bid quotations for any particular valuation obligation, then the quotation applicable to that valuation obligation will be the highest of the quotations. If the calculation agent receives fewer than two bid quotations for any particular valuation obligation, then the calculation agent will wait nine days and request bid quotations for that particular valuation obligation on the tenth day (or the first succeeding business day if the tenth day is not a business day) from dealers who did not previously provide quotations (to the extent practicable). If the calculation agent once again receives fewer than two bid quotations, then the calculation agent, acting in a commercially reasonable manner, will determine the quotation applicable to that valuation obligation by making an estimate of the value of that valuation obligation using whatever method it determines in good faith, including using the weighted average of any firm bid quotations obtained in accordance with the above provisions, each such bid quotation being for an amount of debt obligations with a face amount of as large a size as available but less than face amount allocated to that valuation obligation (but in any event not less than $1,000,000 or the equivalent in another permissible currency). When soliciting bids for the valuation obligations, or estimating their value, the calculation agent will be required to consider any firm bid quotation of which it is aware that is submitted by a reputable buyer that stands ready and able to execute a transaction at the quoted price. The calculation agent may determine that the early redemption amount is zero, in which case holders will receive nothing.

Any quotation obtained with respect to an accreting obligation will be expressed as a percentage of an amount equal to the sum of the original issue price of the obligation and the portion of the amount payable at maturity that has accreted in accordance with the terms of the obligation less any cash payments made by the Reference Entity that reduce the amount payable at maturity.

EARLY REDEMPTION DUE TO A CREDIT EVENT

After the early redemption amount is determined, we will deliver a redemption notice, specifying the early redemption date and the early redemption amount. The early redemption date will be at least five business days, but not more than ten days, after the redemption notice is given by UBS.

On the early redemption date, we will redeem the notes by paying the early redemption amount, if any, together with the interest on the notes accrued through the credit event determination date.

POSTPONEMENT OF MATURITY

If the notes are subject to early redemption due to a credit event, the payment of the early redemption amount will, if necessary, be postponed until after the stated maturity date to permit the calculation agent to calculate and pay the early redemption amount as described above. For example, if a credit event determination date occurs during the fifty-nine days immediately preceding the stated maturity date, the calculation agent may postpone the payment of the early redemption amount beyond the maturity date by the number of days, if any, necessary to enable it to calculate the early redemption amount and pay the early redemption amount to the holders. In no event will the payment of the early redemption amount be postponed more than 59 calendar days following the originally scheduled stated maturity date.

CORPORATE EVENTS WITH RESPECT TO THE REFERENCE ENTITY

If another entity assumes all or substantially all of the obligations of the Reference Entity by way of merger, consolidation, amalgamation, transfer or otherwise, then the resulting entity will take the place of the Reference Entity, for the purpose of these notes.

DEFAULT AMOUNT ON ACCELERATION

If the maturity of your note is accelerated because an event of default has occurred with respect to UBS, you will be entitled to receive the principal amount of the note, together with interest through the date of acceleration, unless a credit event determination date has occurred prior to the date of acceleration. If a credit event determination date occurs before the date of acceleration, whether or not an event of default has occurred with respect to UBS, you will be entitled to receive the early redemption amount as described on page S-10 above under "Early Redemption Amount," together with interest through the credit event determination date.

OPTIONAL TAX REDEMPTION

We have the right to redeem the notes in the circumstances described under "Description of the Notes We May Offer - Optional Tax Redemption" in the attached prospectus. In this case, the redemption price of the notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic positions.

MANNER OF PAYMENT

On each interest payment date, we will pay the interest due on the notes to an account designated by the holder in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. Any payment on a note at maturity or on an early redemption date will be made to an account designated by the holder of the note and approved by us, or at the office of the trustee in New York City, but only when the note is surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary for the notes.

BUSINESS DAY

When we refer to a business day with respect to the notes, we mean a day that is a business day of the kind described in the attached prospectus but that is not a day on which the banking institutions are authorized or obligated by law or executive order to close in The City of New York, New York or London, England.

BUSINESS DAY CONVENTION

As described in the attached prospectus, any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.

ROLE OF CALCULATION AGENT

The calculation agent, in its sole discretion, will make all determinations regarding the occurrence of a credit event, the solicitation of quotations and the calculation of the early redemption amount. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that our London Branch is serving in that role as of the original issue date of the notes. We may change the calculation agent after the original issue date without giving you notice.

BOOKING BRANCH

The applicable pricing supplement will specify the branch of UBS through which a particular issue of notes will be booked.

RATING

Ratings for the notes may be solicited from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"), or both, as specified in the applicable pricing supplement. If specified in the applicable pricing supplement, the assignment of these ratings will be a condition to the issuance of the notes.

A security rating is not a recommendation to buy, sell or hold securities and is subject to revisions or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we or our affiliates may enter into hedging transactions involving the execution of credit default swaps with respect to the Reference Entity, purchases of the Reference Entity's securities and listed or over-the-counter options on the Reference Entity's securities or the execution of other derivative transactions with returns linked to or related to changes in the value of such securities prior to and on the trade date. We may also issue notes to hedge an existing position in these securities or transactions. Alternatively, we may choose to issue notes in order to take an unhedged position in the credit of the Reference Entity.

From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

     o    execute or terminate credit default swaps;

     o    acquire or dispose of securities of the Reference Entity;

     o take or dispose of positions in listed or over-the-counter options or other instruments based on the Reference Entity's securities; or

     o    do a combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before a credit event determination date. That step may involve sales or purchases of the Reference Entity's securities, listed or over-the-counter options on the Reference Entity's securities.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Risk Factors" above for a discussion of these adverse effects.

THE REFERENCE ENTITY

The following information regarding the Reference Entity, based on publicly available documents, will be set out in the applicable pricing supplement:

     o    The place of incorporation or organization of the Reference Entity.

     o    The address of the Reference Entity.

     o A brief description of the business and organization of the Reference Entity.

     o Whether the Reference Entity is owned or controlled by any other entity and, if so, the identity of the other entity.

     o Whether securities of the Reference Entity are registered under the Securities Exchange Act of 1934 and, if so, details on how information filed with the SEC by the Reference Entity may be obtained.

     o The stock market or stock markets on which securities of the Reference Entity may trade and the symbols under which they trade.

     o The senior unsecured indebtedness ratings of the Reference Entity and the date on which those ratings were assigned.

     o The short-term indebtedness ratings of the Reference Entity and the date on which those ratings were assigned.

THE INFORMATION RELATING TO THE REFERENCE ENTITY SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT IS FOR REFERENCE PURPOSES ONLY AND IS NOT INDICATIVE OF THE FUTURE CREDIT OF THE REFERENCE ENTITY NOR OF THE LIKELIHOOD THAT A CREDIT EVENT WITH RESPECT TO THE REFERENCE ENTITY WILL OCCUR. A CREDIT EVENT WITH RESPECT TO THE REFERENCE ENTITY CAN OCCUR EVEN IF IT IS NOT SUBJECT TO A RATINGS DOWNGRADE. A SECURITY RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND IS SUBJECT TO REVISION OR WITHDRAWAL AT ANY TIME BY THE ASSIGNING RATING AGENCY. EACH RATING SHOULD BE EVALUATED INDEPENDENTLY OF ANY OTHER RATING.

Information about the Reference Entity may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to in the applicable pricing supplement, including any filings made by the Reference Entity with the SEC or any of the credit ratings assigned to the Reference Entity by the rating agencies.

WE WILL OBTAIN THE INFORMATION ABOUT THE REFERENCE ENTITY SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT FROM THE REFERENCE ENTITY'S PUBLIC FILINGS.

The applicable pricing supplement will relate only to the notes and will not relate to any security of the Reference Entity. All information about the Reference Entity in the applicable pricing supplement will be derived from publicly available documents. Neither we nor any of our affiliates will have participated in the preparation of any of those documents or have made any

"due diligence" investigation or any inquiry of the Reference Entity in connection with this offering. We make no representation that the publicly available documents or any other publicly available information about the Reference Entity is accurate or complete. Furthermore, we do not know whether the Reference Entity will disclose all events occurring before the date of the applicable pricing supplement--including events that could affect the accuracy or completeness of the publicly available documents referred to above and the trading price of the notes. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Reference Entity could affect the market value of the notes.

WE HAVE NO OBLIGATION TO DISCLOSE INFORMATION ABOUT THE REFERENCE ENTITY AFTER THE DATE OF THE APPLICABLE PRICING SUPPLEMENT.

We or our affiliates may currently or from time to time provide research coverage for the Reference Entity or its affiliates and may, from time to time, publish research reports about one or more of them. We may discontinue this coverage or stop writing reports at any time.

We or our affiliates may currently or from time to time engage in business with the Reference Entity, its affiliates or its competitors, including making loans to or equity investments in the Reference Entity, its affiliates or its competitors or providing advisory services to the Reference Entity, its affiliates or its competitors, including merger and acquisition or bankruptcy-related advisory services. In the course of that business, we or any of our affiliates may have or acquire non-public information about the Reference Entity. If we or any of our affiliates do have or acquire non-public information about the Reference Entity, we and they will be under no obligation to disclose the non-public information to holders of the notes. EACH INVESTOR IN THE NOTES SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE REFERENCE ENTITY AS IN THEIR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE NOTES.

CAPITALIZATION OF UBS

A table setting forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars will be included in the applicable pricing supplement.

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States tax considerations relating to the notes and supplements the discussion of taxes in the attached prospectus. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after that date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus, constitutes the opinion of our counsel, Sullivan & Cromwell, and is subject to the limitations and exceptions set forth there. Except as otherwise noted under "Non-United States Holders" below, this discussion is applicable to you only if you are a United States holder (as defined in the attached prospectus). Because no statutory, judicial or administrative authority directly discusses how your Notes should be treated for United States federal income tax purposes, we urge you to consult your tax advisor as to the tax consequences of your purchase of the Notes.

United States Holders

Notes with a maturity of one year or less. If the maximum term of the notes is one year or less, the notes will be treated as short-term notes for U.S. federal income tax purposes. For information regarding the U.S. federal income tax treatment of acquiring, holding and disposing of short-term notes, you should refer to "U.S. Tax Considerations - Original Issue Discount - Short-term Notes" and "U.S. Tax Considerations - Purchase, Sale and Retirement of the Notes" in the attached prospectus.

Notes with a maturity of greater than one year. If the maximum term of the notes is more than one year, the tax treatment of the notes depends upon whether there is more than a "remote" likelihood that you will receive less than the principal amount of your notes as a result of a credit event. We believe that the likelihood of such an event is "remote" and we therefore believe that you should be subject to the rules governing non-contingent notes issued without original issue discount described under "U.S. Tax Considerations" in the accompanying prospectus.

If, however, the Internal Revenue Service successfully asserts that there was more than a "remote" likelihood as of the date of the issuance of the notes that you would receive less than the principal amount of your Notes as a result of a credit event, the notes would likely be subject to the special rules governing contingent debt instruments. Under those rules, you would be required to accrue interest on your notes in accordance with the yield (the "comparable yield") at which we would issue a non-contingent fixed rate debt instrument with terms and conditions that are otherwise the same as your notes. These rules would generally have the effect of (i) treating each payment of stated interest on your notes in part as taxable interest income (to the extent of the comparable yield) and thereafter as a tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your notes. In addition, any gain you recognize upon the sale, redemption or maturity of your notes would be ordinary income and any loss recognized at that time would be ordinary to the extent of interest you included in income in the current and all prior taxable years in respect of your notes, and thereafter, capital loss. Furthermore, secondary purchasers of notes would not be subject to the generally applicable market discount and amortizable bond premium rules described in the accompanying prospectus but rather would be subject to certain special rules governing contingent debt instruments.

Non-United States Holders.

If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes unless you comply with certain certification and identification requirements as to your foreign status.

Backup Withholding.

The backup withholding rate described in the section entitled "U.S. Tax Considerations - Backup Withholding and Information Reporting" in the attached prospectus has been reduced to 30% for 2002 and 2003, and is scheduled to decrease to 29% for 2004 and 2005, and to 28% for 2006 and thereafter.

ERISA CONSIDERATIONS

We, UBS Warburg LLC and others of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account or Keogh plan that is subject to the Code (a "Plan"). The purchase of notes by a Plan with respect to which UBS Warburg LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (a "Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of notes by a Plan with respect to which UBS Warburg LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Each purchaser and transferee of the notes is deemed to represent that either the notes are not being acquired with the assets of a Plan or that acquisition, holding and, to the extent relevant, disposition of the notes by the purchaser or transferee is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. Any person proposing to acquire any notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions to those rules.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes on a continuing basis through UBS Warburg LLC. Unless otherwise indicated in the applicable pricing supplement, we will sell each offering of notes to UBS Warburg LLC at an original issue price equal to 100% of their principal amount, and UBS Warburg LLC will purchase those notes from us for resale to investors. UBS Warburg LLC intends to resell each offering of notes at their original issue price. Unless otherwise indicated in the applicable pricing supplement, we will not pay UBS Warburg LLC any compensation for its services. We also may sell notes directly to investors.

In the future, we or one or more of our affiliates may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

                                    EXHIBIT 1


                           FORM OF PRICING SUPPLEMENT

                                                                  RULE 424(B)( )
                                            REGISTRATION STATEMENT NO. 333-46930

PRICING SUPPLEMENT NO. _______, DATED _________, 20____,
TO PROSPECTUS, DATED MAY 17, 2001 AND PROSPECTUS SUPPLEMENT, DATED OCTOBER 14, 2002.

                                     UBS AG

                        VARIABLE RATE CREDIT LINKED NOTES
             (LINKED TO THE CREDIT OF A DESIGNATED REFERENCE ENTITY)

THE NOTES ARE NOT DEPOSIT LIABILITIES OF UBS AG AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN INDEPENDENT AGENCY OF THE UNITED STATES GOVERNMENT, OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES, SWITZERLAND OR ANY OTHER JURISDICTION.

         The terms described here supplement those described in the prospectus supplement and the prospectus, and if the terms described here are inconsistent with those described there, the terms described here are controlling.


REFERENCE ENTITY:______________________         REGULAR RECORD DATES:_______________
                                                ____________________________________
PRINCIPAL AMOUNT:______________________
                                                CALCULATION DATES:__________________
NET PROCEEDS TO UBS AG:________________         ____________________________________

TRADE DATE:____________________________         Interest Determination Dates:_______
                                                ____________________________________
SETTLEMENT DATE:_______________________
                                                RESET PERIODS: (Underscore one)
STATED MATURITY DATE:__________________         (Daily, Weekly, Monthly, Quarterly,
                                                Semiannually or Annually)
INTEREST RATE PROVISIONS:
                                                INTEREST RESET DATES:_______________
   INITIAL INTEREST RATE: _____%                ____________________________________

   MAXIMUM INTEREST RATE: _____%             AUTHORIZED DENOMINATIONS (if other
                                             than $1,000 and any integral
   MINIMUM INTEREST RATE: _____%             multiple thereof): $___________________

   SPREAD: (+/-): _____ bp                   REFERENCE ENTITY INFORMATION:

   INTEREST PAYMENT DATES:_____________         JURISDICTION UNDER WHOSE LAWS
   ____________________________________         REFERENCE ENTITY IS
   Commencing:_________________________         ORGANIZED:__________________________

                                                ADDRESS OF REFERENCE ENTITY:________
                                                ____________________________________

   Description of Business and
   Organization Of Reference
   Entity:_____________________________
   ____________________________________
   ____________________________________
           (See attached Annex A
           for further details)

   DESCRIPTION OF OWNERSHIP OF STOCK OR
   OTHER MEMBERSHIP INTERESTS IN THE
   REFERENCE ENTITY:___________________
   ____________________________________
   ____________________________________
           (See attached Annex A
           for further details)

   REFERENCE ENTITY'S SECURITIES
   REGISTERED UNDER `34
   ACT: [_] YES [_] NO

   REFERENCE ENTITY'S SEC FILE
   NO.:________________________________

   STOCK MARKET(S) ON WHICH SECURITIES
   OF REFERENCE ENTITY TRADE:__________
   ____________________________________
   ____________________________________
      SYMBOL(S):_______________________

   SENIOR UNSECURED INDEBTEDNESS RATING
   OF REFERENCE ENTITY:
      MOODY'S: _______, SINCE _________
      S&P: ___________, SINCE _________
      OTHER: _________, SINCE _________

   SHORT-TERM INDEBTEDNESS RATING OF
   REFERENCE ENTITY:
      MOODY'S: _______, SINCE _________
      S&P: ___________, SINCE _________
      OTHER: _________, SINCE _________


BOOKING BRANCH:________________________

CAPITALIZATION OF UBS AG:
(see attached Annex B)

THE INFORMATION RELATING TO THE REFERENCE ENTITY SET FORTH ABOVE AND IN ANY ATTACHED ANNEX IS FOR REFERENCE PURPOSES ONLY AND IS NOT INDICATIVE OF THE FUTURE CREDIT OF THE REFERENCE ENTITY NOR OF THE LIKELIHOOD THAT A CREDIT EVENT WITH RESPECT TO THE REFERENCE ENTITY WILL OCCUR. A CREDIT EVENT WITH RESPECT TO THE REFERENCE ENTITY CAN OCCUR EVEN IF IT IS NOT SUBJECT TO A RATINGS DOWNGRADE. A SECURITY RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND IS SUBJECT TO REVISION OR WITHDRAWAL AT ANY TIME BY THE ASSIGNING RATING AGENCY. EACH RATING SHOULD BE EVALUATED INDEPENDENTLY OF ANY OTHER RATING.

Information about the Reference Entity may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

UBS AG does not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the Reference Entity with the SEC or any of the credit ratings assigned to the Reference Entity by the rating agencies.

UBS AG OBTAINED THE INFORMATION ABOUT THE REFERENCE ENTITY IN THIS PRICING SUPPLEMENT FROM THE REFERENCE ENTITY'S PUBLIC FILINGS.

This pricing supplement relates only to the notes and does not relate to any security of the Reference Entity. All information about the Reference Entity in this pricing supplement is derived from publicly available documents. Neither UBS AG nor its affiliates participated in the preparation of any of those documents or made any "due diligence" investigation or any inquiry of the Reference Entity in connection with this offering. UBS AG makes no representation that the publicly available documents or any other publicly available information about the Reference Entity is accurate or complete. Furthermore, UBS AG does not know whether the Reference Entity will disclose all events occurring before the date of this pricing supplement - including events that could affect the accuracy or completeness of the publicly available documents referred to above and the trading price of the notes. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Reference Entity could affect the market value of the notes.

UBS AG HAS NO OBLIGATION TO DISCLOSE INFORMATION ABOUT THE REFERENCE ENTITY AFTER THE DATE OF THIS PRICING SUPPLEMENT.

UBS AG or its affiliates may currently or from time to time provide research coverage for the Reference Entity or its affiliates and may, from time to time, publish research reports about one or more of them. UBS AG or its affiliates may discontinue this coverage or stop writing reports at any time.

UBS AG or its affiliates may currently or from time to time engage in business with the Reference Entity, its affiliates or its competitors, including making loans to or equity investments in the Reference Entity, its affiliates or its competitors or providing advisory services to the Reference Entity, its affiliates or its competitors, including merger and acquisition or bankruptcy-related advisory services. In the course of that business, UBS AG or any of its affiliates may have or acquire non-public information about the Reference Entity. If UBS AG or any of its affiliates do have or acquire non-public information about the Reference Entity, UBS AG or its affiliates will be under no obligation to disclose the non-public information to holders of the notes. EACH INVESTOR IN THE NOTES SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE REFERENCE ENTITY AS IN THEIR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE NOTES.

                                     ANNEX A
                                     -------

      [Insert description of business and organization of Reference Entity]

                                     ANNEX B
                                     -------

                          [Insert Capitalization Table]